(H00000011930 5)

                ARTICLES OF AMENDMENT AND RESTATEMENT
                               TO
                    ARTICLES OF INCORPORATION
                               OF
                  INFOCALL COMMUNICATIONS CORP.

	On January 31, 2000, the Board of Directors of Infocall Communications Corp. passed a resolution, wherein it recommended to the Shareholders of the Corporation that the Articles of Incorporation be amended and restated, and thereafter the Shareholders, on February 8, 2000 approved said Amendment. The corporation is filing these articles of amendment and restatement to articles of incorporation pursuant to F.S. 607.1006.

	1.	The name of the corporation is Infocall Communications
Corp.

	2.	The articles of incorporation of Infocall
Communications Corp. were amended and restated as follows:


             AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                   OF

                      INFOCALL COMMUNICATIONS CORP.

     The undersigned hereby adopts the following AMENDED AND
RESTATED ARTICLES of Incorporation for the purpose of forming a corporation under the laws of the State of Florida:

ARTICLE  1.    Name

The name of this corporation is:

                            INFE.COM, INC.

ARTICLE   2.    Purpose

     The purpose for which this corporation is formed is to conduct any lawful business allowable by the Laws of the State of Florida.

ARTICLE  3.    Registered Office; Registered Agent

     The address of the initial registered office of the corporation is 1201 Hays Street, Tallahassee, Florida 32301, and the name of its initial registered agent at such address is Corporation Service Company.

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ARTICLE 4.    Principal Office

     The business address of the corporation's principal office is: 8000 Towers Crescent Drive, Suite 640, Vienna, VA 22182.

ARTICLE 5.    Duration

     The corporation is to commence its corporate existence on the date of subscription and acknowledgement of these Articles of Incorporation and shall exist perpetually thereafter until dissolved according to law.

ARTICLE 6.    Directors

     6.1 Number: The number of directors of the Corporation shall be subject to the Corporation's bylaws (the "Bylaws"), provided however, the number of directors of the Corporation may not be fewer than two unless the Corporation has fewer than two stockholders, in which case the number of directors may not be fewer than the number of stockholders.

     6.2 Class of Directors: If there shall be more than one director, the directors shall be classified, in respect solely to the time for which they shall severally hold office, by dividing them into three classes (two classes if there are only two directors), each such class to be as nearly as possible equal in number of directors to each other class. If there are three or more directors: (i) the first term of office of directors of the first class shall expire at the first annual meeting after their election, and thereafter such terms shall expire on each three year anniversary of such date; (ii) the term of office of the directors of the second class shall expire on the one year anniversary of the first annual meeting after their election, and thereafter such terms shall expire on each three year anniversary of such one year anniversary; and (iii) the term of office of the directors of the third class shall expire on the two year anniversary of the first annual meeting after their election, and thereafter such terms shall expire on each three year anniversary of such two year anniversary. If there are two directors: (i) the first term of office of directors of the first class shall expire at the first annual meeting after their election, and thereafter such terms shall expire on each two year anniversary of such date; and (ii) the term of office of the directors of the second class shall expire on the one year anniversary of the first annual meeting after their election, and thereafter such terms shall expire on each two year anniversary of such one year anniversary. If there is one director, the term of office such director shall expire at the first annual meeting after his election. At each succeeding annual meeting, the stockholders of the Corporation shall elect directors for a full term or the remainder thereof, as the case may be, to succeed those whose terms have expired. Each director shall hold office for the term for which elected and until his or her successor shall be elected


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and shall qualify, or until he or she shall resign or be removed as set forth below.

     6.3 Powers of Directors: Subject to the limitations contained in the Articles of Incorporation and the corporation law for the State of Florida concerning corporate action that must be authorized or approved by the shareholders of the corporation, all corporate powers shall be exercised by or under the authority of the board of directors, and the business and affairs of the corporation shall be controlled by the board.

     6.4 Removal of Directors: Any directors, any class of directors or the entire Board of Directors may be removed from office by stockholder vote at any time, without assigning any cause, but only if the holders of not less than two-thirds (2/3) of the outstanding shares of capital stock of the Corporation entitled to vote upon election of directors, voting together as a single class, shall vote in favor of such removal.

ARTICLE 7.    Incorporators

The names and addresses of the incorporator is:

          Name                                  Address
          ----                                  -------

          Thomas M. Richfield			510 Tobacco Quay
						Alexandria, VA 22314

ARTICLE 8.    Capitalization

    8.1 Authorized Shares: The total number of shares of capital stock which the Corporation has the authority to issue in one hundred twenty million (120,000,000). The total number of shares of common stock which the Corporation is authorized to issue is one hundred million (100,000,000) and the par value of each share of such common stock is one-hundredth of one cent ($.0001) for an aggregate par value of ten thousand dollars ($10,000). The total number of shares of preferred stock which the Corporation is authorized to issue is twenty million (20,000,000) and the par value of each share of such preferred stock is one-hundredth of one cent ($.0001) for an aggregate par value of two thousand dollars ($2,000).

    8.1 Rights for Preferred Shares: The board of directors is expressly authorized to adopt, from time to time, a resolution or resolutions providing for the issue of preferred stock in one or more series, to fix the number of shares in each such series and to fix the designations and the powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions of such shares, of each such series. The authority of the board of directors with respect to each such series shall include a determination of the following, which may vary as between the different series of preferred stock:

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(a)	 The number of shares constituting the series and the
distinctive designation of the series;

(b)	 The dividend rate on the shares of the series, the
conditions and dates upon which dividends on such shares shall be payable, the extent, if any, to which dividends on such shares shall be cumulative, and the relative rights of preference, if any, of payment of dividends on such shares;

(c)	 Whether or not the shares of the series are redeemable
and, if redeemable, the time or times during which they shall be redeemable and the amount per share payable on redemption of such shares, which amount may, but need not, vary according to the time and circumstances of such redemption;

(d)	 The amount payable in respect of the shares of the
series, in the event of any liquidation, dissolution or winding up of this corporation, which amount may, but need not, vary according to the time or circumstances of such action, and the relative rights of preference, if any, of payment of such amount;

(e)	 Any requirement as to a sinking fund for the shares of
the series, or any requirement as to the redemption, purchase or other retirement by this corporation of the shares of the series;

(f)	 The right, if any, to exchange or convert shares of
the series into other securities or property, and the rate or basis, time, manner and condition of exchange or conversion;

(g)	 The voting rights, if any, to which the holders of
shares of the series shall be entitled in addition to the voting rights provided by law; and

(h)	 Any other terms, conditions or provisions with respect
to the series not inconsistent with the provisions of this ARTICLE or any resolution adopted by the board of directors pursuant to this ARTICLE.

The number of authorized shares of preferred stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of this corporation entitled to vote at a meeting of shareholders. No holder of shares of preferred stock of this corporation shall, by reason of such holding have any preemptive right to subscribe to any additional issue of any stock of any class or series nor to any security convertible into such stock.

8.2  Statement of Rights for Common Shares:

     (a) Subject to any prior rights to receive dividends to which the holders of shares of any series of the preferred stock may be entitled, the holders of shares of common stock shall be entitled to receive dividends, if and when declared payable from time to time by the board of directors, from funds legally available for payment of dividends.

     (b) In the event of any dissolution, liquidation or winding up of this corporation, whether voluntary or involuntary, after there shall have been paid to the holders of shares of preferred

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stock the full amounts to which  they shall be entitled, the holders of the then outstanding shares of common stock shall be entitled to receive, pro rata, any remaining assets of this corporation available for distribution to its shareholders. The board of directors may distribute in kind to the holders of the shares of common stock such remaining assets of this corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or entity and receive payment in cash, stock or obligations of such other corporation, trust or entity or any combination of such cash, stock, or obligations, and may sell all or any part of the consideration so received, and may distribute the consideration so received or any balance or proceeds of it to holders of the shares of common stock. The voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of this corporation (unless in connection with that event the dissolution, liquidation or winding up of this corporation is specifically approved), or the merger or consolidation of this corporation into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of this corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of this corporation for the purpose of this paragraph (b).

     (c) Except as provided by law or this certificate of incorporation with respect to voting by class or series, each outstanding share of common stock of this corporation shall entitle the holder of that share to one vote on each matter submitted to a vote at a meeting of shareholders.

     (d) Such numbers of shares of common stock as may from time to time be required for such purpose shall be reserved for issuance (i) upon conversion of any shares of preferred stock or any obligation of this corporation convertible into shares of common stock and (ii) upon exercise of any options or warrants to purchase shares of common stock.

ARTICLE 9.    Shareholders

     9.1 Amendment of Bylaws: The board of directors has the power to make, repeal, amend and alter the bylaws of the corporation, to the extent provided in the bylaws. However, the paramount power to repeal, amend and alter the bylaws, or to adopt new bylaws, is vested in the shareholders. This power may be exercised by a vote of a majority of shareholders present at any annual or special meeting of the shareholders. Moreover, the directors have no power to suspend, repeal, amend or otherwise alter any bylaw or portion of any bylaw so enacted by the shareholders, unless the shareholders, in enacting any bylaw or portion of any bylaw, otherwise provide.

     9.2 Personal Liability of Shareholders: The private property of the shareholders of this corporation is not subject to the payment of corporate debts, except to the extent of any unpaid balance of subscription for shares.

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     9.3   Denial of Preemptive Rights:  No holder of any shares
of the corporation of any class now or in the future authorized shall have any preemptive right as such holder (other than such right, if any, as the board of directors in its discretion may determine) to purchase or subscribe for any additional issues of shares of the corporation of any class now or in the future authorized, nor any shares of the corporation purchased and held as treasury shares, or any part paid receipts or allotment certificates in respect of any such shares, or any securities convertible into or exchangeable for any such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire any such shares, whether such shares, receipts, certificates, securities, warrants or other instruments be unissued, or issued and subsequently acquired by the corporation; and any such shares, receipts, certificates, securities, warrants or other instruments, in the discretion of the board of directors, may be offered from time to time to any holder or holders of shares of any class or classes to the exclusion of all other holders of shares of the same or any other class at the time outstanding.

     9.4 Voting Rights: Except as otherwise expressly provided by the law of the State of Florida or this certificate of incorporation or the resolution of the board of directors providing for the issue of a series of preferred stock, the holders of the common stock shall possess exclusive voting power for the election of directors and for all other purposes. Every holder of record of common stock entitled to vote and, except as otherwise expressly provided in the resolution or resolutions of the board of directors providing for the issue of a series of preferred stock, every holder of record of any series of preferred stock at the time entitled to vote, shall be entitled to one vote for each share held.

     9.5 Actions By Written Consent: Whenever the vote of shareholders at a meeting of shareholders is required or permitted to be taken for or in connection with any corporate action by any provision of the corporation law of the State of Florida, or of this certificate of incorporation or of the bylaws authorized or permitted by that law, the meeting and vote of shareholders may be dispensed with if the proposed corporate action is taken with the written consent of the holders of stock having a majority of the total number of votes which might have been cast for or in connection with that action if a meeting were held; provided that in no case shall the written consent be by the holders of stock having less than the minimum percentage of the vote required by statute for that action, and provided that prompt notice is given to all shareholders of the taking of corporate action without a meeting and by less than unanimous written consent.

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ARTICLE 10.    Amendments

The corporation shall be deemed, for all purposes, to have reserved the right to amend, alter, change or repeal any provision contained in its articles of incorporation, as amended, to the extent and in the manner now or in the future permitted or prescribed by statute, and all rights conferred in these Articles upon shareholders are granted subject to that reservation.

ARTICLE 11.    Regulation of Business and Affairs of Corporation

     11.1  Powers of Board of Directors

     (a) In furtherance and not in limitation of the powers conferred upon the board of directors by statute, the board of directors is expressly authorized, without any vote or other action by shareholders other than such as at the time shall be expressly required by statute or by the provisions of these Articles of incorporation, as amended, or of the bylaw, to exercise all of the powers, rights and privileges of the corporation (whether expressed or implied in these Articles or conferred by statute) and to do all acts and things which may be done by the corporation, including, without limiting the generality of the above, the right to:

     (i) Pursuant to a provision of the bylaw, by resolution adopted by a majority of the actual number of directors elected and qualified, to designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in that resolution or in the bylaw, shall have and exercise all the authority of the board of directors except as otherwise provided by law;

     (ii) To make, alter, amend or repeal bylaw for the corporation;

     (iii) To authorize the issuance from time to time of all or any shares of the corporation, now or in the future authorized, part paid receipts or allotment certificates in respect of any such shares, and any securities convertible into or exchangeable for any such shares (regardless of whether those shares, receipts, certificates or securities be unissued or issued and subsequently acquired by the corporation), in each case to such corporations, associations, partnerships, firms, individuals or others (without offering those shares or any part of them to the holders of any shares of the corporation of any class now or in the future authorized), and for such consideration (regardless of whether more or less than the par value of the shares), and on such terms as the board of directors from time to time in its discretion lawfully may determine;

     (iv) From time to time to create and issue rights or options to subscribe for, purchase or otherwise acquire any shares of stock of the corporation of any class now or in the future authorized or any bonds or other obligations or securities of the corporation (without offering the same or any part of them to the holders of any shares of the corporation of any class now or in the future authorized);

     (v) In furtherance and not in limitation of the provisions of the above subdivisions (iii) and (iv), from time to time to establish and amend plans for the distribution among

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or sale to any one or more of the officers or employees of the corporation, or any subsidiary of the corporation, of any shares of stock or other securities of the corporation of any class, or for the grant to any of such officers or employees of rights or options to subscribe for, purchase or otherwise acquire any such shares or other securities, without in any case offering those shares or any part of them to the holders of any shares of the corporation of any class now or in the future authorized; such distribution, sale or grant may be in addition to or partly in lieu of the compensation of any such officer or employee and may be made in consideration for or in recognition of services rendered by the officer or employee, or to provide him/her with an incentive to serve or to agree to serve the corporation or any subsidiary of the corporation, or otherwise as the board of directors may determine; and

     (vi) To sell, lease, exchange, mortgage, pledge, or otherwise dispose of or encumber all or any part of the assets of the corporation unless and except to the extent otherwise expressly required by statute.

     (b) The board of directors, in its discretion, may from time to time:

     (i) Declare and pay dividends upon the authorized shares of stock of the corporation out of any assets of the corporation available for dividends, but dividends may be declared and paid upon shares issued as partly paid only upon the basis of the percentage of the consideration actually paid on those shares at the time of the declaration and payment;

     (ii) Use and apply any of its assets available for dividends, subject to the provisions of these Articles, in purchasing or acquiring any of the shares of stock of the corporation; and

     (iii) Set apart out of its assets available for dividends such sum or sums as the board of directors may deem proper, as a reserve or reserves to meet contingencies, or for equalizing dividends, or for maintaining or increasing the property or business of the corporation, or for any other purpose it may deem conducive to the best interests of the corporation. The board of directors in its discretion at any time may increase, diminish or abolish any such reserve in the manner in which it was created.

     11.2  Approval of Interested Director or Officer
Transactions: No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his/her or their votes are counted for such purpose, if:

     1. The material facts as to his/her interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee

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in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

     2. The material facts as to his/her interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

     3. The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the shareholders.

Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

11.3	Indemnification:

     (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he/she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fee), judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with such action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his/her conduct was unlawful.

     (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he/she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him/her in connection with the defense or settlement of such action or suit if he/she acted in good

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faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his/her duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such other court shall deem proper.

     (c) To the extent that any person referred to in paragraphs (a) and (b) of this Article has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, he/she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him/her in connection therewith.

     (d) Any indemnification under paragraphs (a) and (b) of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he/she has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this Article. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

     (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he/she is entitled to be indemnified by the corporation as provided in this Article.

     (f) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (g) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him/her and incurred by him/her in any such capacity, or arising out of his/her status as such, whether or

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not the corporation would have  the power to indemnify him/her against such liability under the  provisions of this Article 11.

     (h) For the purposes of this Article, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he/she would if he/she had served the resulting or surviving corporation in the same capacity.


                  CERTIFICATE OF REGISTERED AGENT
                  -------------------------------

    I hereby am familiar with and accept the duties and responsibilities as registered agent for said corporation.



                                   Corporation Service Company
                                   Registered Agent


                                   /s/
Dated:____________________         _______________________________





     3. The foregoing Amendment to Articles of Incorporation was duly adopted by the SHAREHOLDERS on February 8th, 2000 and the number of votes cast for the amendment was sufficient for approval.



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	In Witness Whereof, the undersigned Chairman of this
corporation has executed these Articles of Amendment March 14, 2000.

                                    Infocall Communications Corp.
                                    Thomas M. Richfield


                                    /s/Thomas M. Richfield
                                    President and CEO
Prepared By:
L. Van Stillman, Esq.
1177 George Bush Blvd.
Delray Beach, FL 33483
(561) 330-9903
Fla. Bar Number:  165520







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